SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2001

ECOMETRY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	0-25297	65-0090038

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South Congress Avenue, Delray Beach, Florida (Address of Principal Executive Offices)	33445-6368 (Zip Code)

Registrant’s telephone number, including area code: (561) 265-2700

Not Applicable

(Former Name or Former Address; if Changed Since Last Report)

Item 5. Other Events.

     On October 25, 2001, Ecometry Corporation, a Florida corporation (the “Company”), SG Merger Corp., a Florida corporation (“SG Merger”), and with respect to Section 5.2(c) only, Wilburn W. Smith and Allan J. Gardner, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which SG Merger will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”). SG Merger is a newly formed company organized by Wilburn W. Smith, the Company’s Chairman and Executive Vice President – Sales, and Allan J. Gardner, a director of the Company and its Chief Technology Officer. Pursuant to the terms and subject to the conditions of the Merger Agreement, each share of common stock, $0.01 par value per share, of the Company (“Common Stock”) outstanding at the effective time of the Merger (other than shares held by SG Merger and Messrs. Smith and Gardner) will be converted into the right to receive $2.70 in cash. The transaction is subject to a number of conditions, including approval of the Merger by holders of a majority of the common stock of the Company not held by SG Merger and Messrs. Smith and Gardner, and other customary conditions. The merger will be financed from the Company’s cash on hand.

     The preceding is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and which is incorporated herein by reference. In addition, a copy of the press release announcing the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

     Not applicable

(b) Pro Forma Financial Information.

     Not applicable

(c) Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 25, 2001, among SG Merger, the Company and with respect to Section 5.2(c) only, Wilburn W. Smith and Allan J. Gardner.

99.1	Press Release of the Company issued on October 25, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOMETRY CORPORATION

Date: October 26, 2001	By: /s/ Martin K. Weinbaum

Martin K. Weinbaum

Vice President Finance and Chief Financial Officer

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